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November 14, 2025

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Canary Capital @CanaryFunds · 5h

Introducing XRPC — the Canary XRP ETF

- Provides exposure to the native token of the XRP Ledger
- Built to reflect network performance across payments and liquidity protocols
- Backed by XRP's established utility in cross-border value transfer
- Designed for efficiency, speed,

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XRPC
etfs.canary.capital/xrpc
Canary XRP ETF

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Canary Capital @CanaryFunds · 57m

Canary Capital is proud to announce the launch of the spot XRP ETF - $XRPC

Launched in 2012, XRP was designed for fast, low-cost global payments and operates on the XRP Ledger, a decentralized blockchain built for efficiency. With its focus on cross-border transactions, XRP is

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XRPC
Canary XRP ETF
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XRPC
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39 · 315 · 1.3K · 50K

Canary XRP ETF has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov or by visiting https://etfs.canary.capital/xrpc/.

Free Writing Prospectus
Filed Pursuant to Rule 433
Registration No. 333-282545
November 14, 2025

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Introducing XRPC — the Canary XRP ETF
– Provides exposure to the native token of the XRP Ledger
– Built to reflect network performance across payments and liquidity protocols
– Backed by XRP's established utility in cross-border value transfer
– Designed for efficiency, speed, and scalability within distributed finance
We believe the XRP Ledger represents a leading framework for global payments — purpose-built for interoperability and real-world settlement.
Its design enables low-cost, near-instant transfers with growing adoption across enterprise and fintech ecosystems.
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Canary XRP ETF has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov or by visiting https://etfs.canary.capital/xrpc/.

Free Writing Prospectus
Filed Pursuant to Rule 433
Registration No. 333-282545
November 14, 2025

Canary Capital
6h ·

Introducing XRPC — the Canary XRP ETF

- Provides exposure to the native token of the XRP Ledger
- Built to reflect network performance across payments and liquidity protocols
- Backed by XRP's established utility in cross-border value transfer
- Designed for efficiency, speed, and scalability within distributed finance

We believe the XRP Ledger represents a leading framework for global payments — purpose-built for interoperability and real-world settlement.

Its design enables low-cost, near-instant transfers with growing adoption across enterprise and fintech ecosystems.

Learn more: etfs.canary.capital/xrpc

Please read the prospectus carefully before investing. To obtain a current prospectus, visit https://etfs.canary.capital/XRPC/prospectus/

The Fund's investment objectives, risks, charges, and expenses should be considered before investing.

The Fund is not a commodity pool or an investment company registered under the Investment Company Act of 1940 (the "1940 Act"), and therefore is not subject to the same regulatory requirements as mutual funds or traditional ETFs registered under the 1940 Act.

Investing involves significant risk. The loss of principal is possible. Canary XRP ETF (the "Fund") may not be suitable for all investors.

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Canary XRP ETF has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov or by visiting https://etfs.canary.capital/xrpc/.

Free Writing Prospectus
Filed Pursuant to Rule 433
Registration No. 333-282545
November 14, 2025


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Canary XRP ETF has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov or by visiting https://etfs.canary.capital/xrpc/.

Free Writing Prospectus
Filed Pursuant to Rule 433
Registration No. 333-282545
November 14, 2025

Canary Capital's posts

Canary Capital
2h ·

Canary Capital is proud to announce the launch of the spot XRP ETF — $XRPC

The $XRPC ETF provides investors with direct exposure to spot XRP, one of the most established digital assets in the crypto ecosystem.

Launched in 2012, XRP was built for fast, low-cost global payments and operates on the XRP Ledger (XRPL), a decentralized blockchain optimized for speed and efficiency. With its focus on cross-border settlements, XRP has long been viewed as the "bridge asset" connecting traditional finance and digital liquidity.

This launch marks another step forward in bringing leading blockchain networks to traditional markets.

More information here https://etfs.canary.capital/xrpc/

XRPC

Free Writing Prospectus
Filed Pursuant to Rule 433
Registration No. 333-282545
November 14, 2025

More information here https://etfs.canary.capital/xrpc/


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Canary XRP ETF has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov or by visiting https://etfs.canary.capital/xrpc/.

Free Writing Prospectus
Filed Pursuant to Rule 433
Registration No. 333-282545
November 14, 2025

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First XRP Spot ETF Opens for Trade With Canary Capital's XRPC

XRP is the latest token to be wrapped in a spot exchange-traded fund after the introduction of bitcoin and ether funds 2024 and solana just weeks ago.

By Helene Braun | Edited by Stephen Alpher

Updated Nov 13, 2025, 9:25 a.m. Published Nov 13, 2025, 9:29 a.m.



What to know:

- Canary Capital has launched the first spot XRP exchange-traded fund to the U.S. market.
- The fund arrives after the hedge fund re-filed its application under the Investment Company Act of 1940 earlier this month.

Canary Capital has brought to market the first exchange-traded fund (ETF) offering spot exposure to XRP, expanding the crypto ETF landscape beyond bitcoin BTC $98853.40 , ether ETH $3213.13 and solana SOL $144.04 .

XRP is up modestly over the past 24 hours to $2.46, but higher by 7.8% over the last week, solidly outperforming most major cryptos.

11/13/first-xrp-spot-etf-opens-for-trade-with-canary-capital-s-xrpc

Canary XRP ETF has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov or by visiting https://etfs.canary.capital/xrpc/.

Free Writing Prospectus
Filed Pursuant to Rule 433
Registration No. 333-282545
November 14, 2025

The fund, which will begin trading on the Nasdaq starting today under the ticker XRPC, is structured under the Investment Company Act of 1940 – a regulatory framework that mandates the use of a qualified custodian to hold the underlying crypto assets.

Canary Capital, Bitwise, Franklin Templeton, and 21Shares all had filed new documents for their spot XRP funds, with Canary Capital being the first one to do so.

"XRP is one of the most established and widely used digital assets in the world, accessibility to XRP through an ETF will enable the next wave of adoption and growth in a critical blockchain system," said Steven McClurg, CEO of Canary Capital, in a statement. "We believe XRP will play a key role in the evolution of our global financial system."

The fund allows traditional investors to access XRP and network-generated rewards through a brokerage account without needing to directly manage crypto assets.

XRP, which powers the Ripple payment network, operates on a consensus mechanism distinct from proof-of-stake blockchains like Ethereum or Solana. However, the ETF's design offers yield features tied to blockchain participation, positioning it as part of a new category of digital asset funds that bundle potential income with crypto exposure.

The new fund reflects an ongoing evolution in the crypto ETF space, as issuers and regulators test new ways to package blockchain-native features like staking or yield into regulated investment vehicles designed for broader market access.

Canary XRP ETF has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov or by visiting https://etfs.canary.capital/xrpc/.

Free Writing Prospectus
Filed Pursuant to Rule 433
Registration No. 333-282545
November 14, 2025

Canary Capital Launches First U.S. Spot XRP ETF

DJ ShawNov 13, 2025
2025-11-13

Canary Capital Group launched the first spot XRP exchange traded fund in the United States Thursday, providing investors with direct exposure to the digital asset designed for cross-border payments and settlements.

The Canary XRP ETF (XRPC) began trading on Nasdaq and charges an annual fee of 0.50%, according to the prospectus. The fund holds actual XRP tokens in custody with Gemini Trust Company and BitGo Trust Company, rather than using derivatives or futures contracts.

The launch became possible after a series of regulatory developments over the past year, according to Steven McClurg, founder and CEO of Canary Capital. A judge ruled in 2023 that XRP itself was not a security when sold on public exchanges, and the lawsuit between Ripple Labs and the SEC was settled in August, McClurg said in an interview. The SEC also approved generic listing standards that created a framework for cryptocurrency ETFs to list on exchanges.

"XRP is one of the most established and widely used digital assets in the world," McClurg said in a press release announcing the fund. "Accessibility to XRP through an ETF will enable the next wave of adoption and growth in a critical blockchain system."

XRP differs from bitcoin and ethereum in its primary function, McClurg explained. Bitcoin serves as digital money and a store of value, while ethereum powers decentralized applications. XRP was designed primarily for moving money quickly across borders through the XRP Ledger payment network.

The XRP Ledger can process transactions in three to five seconds with minimal fees, making it faster than traditional banking systems for cross-border payments, according to the prospectus. The network handles up to 1,500 transactions per second using a consensus-based validation system rather than energy-intensive mining.

XRP ETF Attracts Institutional Interest

Canary Capital expects the XRP ETF to draw roughly equal interest from institutional and retail investors, McClurg said. The firm's previously launched **Canary Hedera ETF** (HBR) attracted about $60 million in institutional assets out of $70 million total in its first three days, demonstrating strong institutional appetite for utility-focused digital assets.

XRP ranks as the fourth-largest digital asset by market capitalization at $148.6 billion, according to CoinMarketCap data. The 24-hour trading volume reached $6.2 billion Thursday morning.

The fund is Canary Capital's third crypto ETF launch, and the firm has plans to bring four products to market by the end of November, according to McClurg.


AS MORE AND
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OWN WALLETS,
OWN BITCO

Launching the First XRP, HBAR, & Litecoin Spot ETFs!

https://www.youtube.com/watch?v=Fz4c-02MV3w&t=1s

Transcript:

Canary XRP ETF has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov or by visiting https://etfs.canary.capital/xrpc/.

Free Writing Prospectus
Filed Pursuant to Rule 433
Registration No. 333-282545
November 14, 2025

00:00:00.160 Bitcoin is clearly the winner when it comes to money. But what's unique about Litecoin is it was really built to be a
00:00:06.640 partnership to Bitcoin. Bitcoin for larger transactions, Litecoin for smaller transactions. As more and more
00:00:11.840 people own wallets, own Bitcoin, it'll have a a massive effect. I think for the first time, you have
00:00:17.600 companies around certain blockchain projects like a Ripple that could do an IPO, but there's also that token that's
00:00:23.199 connected to the ecosystem. Could we potentially see ETFs around these companies that have both a token and
00:00:29.519 they're publicly listed? Oh, absolutely.
00:00:37.120 This episode is brought to you by Vchain. Vchain is one of the top layer 1 enterprise blockchains in the crypto
00:00:43.600 asset class and they are getting adoption by many big brands and companies around the world who are
00:00:48.879 building web 3 and decentralized application technologies. I've been a VET token holder for many years. In
00:00:54.800 fact, I started investing in Vchain back in 2018. And some of the key features of
00:01:00.000 the Vchain blockchain includes its secure, affordable, scalable, fast, and sustainable. Some of the companies and
00:01:06.320 brands working with Vchain include Givoni, Walmart China, BMW, Boston
00:01:11.840 Consulting Group, and many more. Most recently, they partnered with Dana White in the UFC. And Dana White even said
00:01:18.880 recently that he purchased over a million dollars of the VET token. And Vchain also recently launched staking
00:01:25.520 where you can stake the VET token and earn great rewards. So if you'd like to learn more about Vchain, go to
00:01:31.280 vchain.org. Link will be in the description. Hey folks, welcome into the Thinking Crypto podcast. I'm your host
00:01:37.920 Tony Edward and joining me today is Stephen McCclerk who is the CEO of Canary Capital. Stephen, great to have
00:01:43.759 you. Hey, thanks for having me Tony. Stephen, I am really excited to speak with you. I've we were talking before the
00:01:49.920 recording, I've wanted to interview you for a long time because Canary is doing some great things as it relates to crypto ETFs and ETPs. And before we get
00:01:57.520 into all those details, tell us a bit about yourself and where you're from and your professional background.
00:01:59.000 No text
00:02:02.719 Yeah, absolutely. So, uh, we're headquartered here in Nashville, Tennessee. I actually spent a lot of my
00:02:08.399 earlier career in the LA area. Um, most of my career is at Guggenheim Partners.
00:02:13.680 So I was a um I was a bond trader. I was a portfolio manager for um large
00:02:20.319 institutional portfolios. Um we acquired uh two ETF companies uh during my tenure
00:02:27.840 there which is how I got into ETFs. Um I moved over to be the portfolio manager
00:02:33.200 for uh those product suites and then uh launched some of our own flavors which Guggenheim was really known for for
00:02:39.599 fixed income. and I launched all the um uh all the first Guggenheim fixed income
00:02:45.920 ETFs, mutual funds, um some active, some passive. Uh but a lot of it was a lot of
00:02:52.160 fun. So, uh anyway, they were they were very esoteric strategies. Um then fast
00:02:57.280 forward to when I got into crypto full-time was in 2016 and I uh you know did did a lot in the
00:03:05.360 uh asset management space as as well as uh uh security structuring and um and
00:03:12.080 and even on the development side of things. But when it looked like ETFs
00:03:17.760 were potentially moving forward, we decided to get into that as well. Um my first foray into that was with Valkyrie.
00:03:25.519 uh where uh where I was a founder and uh we launched uh several bitcoin related

00:03:30.799 ETFs uh through that firm uh which was eventually bought by coin shares. Uh when I launched Canary, same thing. I
00:03:37.599 was actually looking at uh just running a hedge fund which is which is what I've done for most of my career and we saw an
00:03:44.879 opportunity for uh altcoin ETFs about a year ago or a little over a year ago. So
00:03:50.000 we started you know moving forward there. We started off with uh filings for um ETFs that were related to
00:03:57.599 Litecoin, Hideera, Salana, and XRP. Um you know, those there those first four
00:04:04.480 for various reasons, but here we are today. Two of them have launched and uh two of them have yet to launch, but
00:04:10.480 hopefully they will soon. Oh, absolutely. So Stephen, you know, with your expertise uh from the fund
00:04:13.000 No text
00:04:15.840 world and ETFs and much more, how are you looking at this asset class and maybe that vision has evolved over time,
00:04:22.880 is this like the next macro trade or in addition to that the tech rails that the economy and markets will run on?
00:04:30.240 Yeah, I mean I actually see this as a very easy u macro trade first of all
00:04:36.240 just given that uh a lot of these tokens have a very direct relationship to uh M2
00:04:42.560 monetary supply. So um you know for instance uh that usually helps all risk
00:04:50.000 assets go up in in in dollar terms or in other currency terms. Uh crypto falls
00:04:56.160 into the same boat but is a little bit more clean. Um but the reason why I got into it to begin with is really um
00:05:01.840 really a lot of it's global monetary rails and that's what's really important. So
00:05:08.000 when people talk about you know what what drives price it's really a function of two things. Bitcoin is the easiest to explain because uh the the function is
00:05:16.320 okay what is its relationship to the dollar and if more dollars are being printed versus a fixed supply of bitcoin
00:05:22.800 then obviously bitcoin goes up in price. The other major factor that's been uh a
00:05:28.000 greater factor in the early years and less of a factor now but still a strong factor is um is access to uh the
00:05:37.759 ecosystem. So as more and more people are onboarded into having Bitcoin
00:05:42.800 wallets and to use them whether it's for savings or spending uh then uh that you
00:05:49.360 know that uh uh network effect actually causes the price to grow because more people are involved in that. It's no
00:05:55.520 different than looking at say the Swiss Frank versus the US dollar. Sure. The more people global citizens that use
00:06:02.240 the dollar contributes to the value of the dollar. Um and then uh the Swiss Frank has a has a smaller set or or
00:06:10.400 Singapore dollar or whatever it is uh has a smaller set of users. So it's not going to be quite as valuable. So as
00:06:17.199 more and more people own wallets own Bitcoin uh or onboarded uh it'll have a
00:06:22.880 a massive effect and over time that effect goes down because uh law of large
00:06:28.000 numbers kicks in and and a and a smaller percentage of people continue to be on board. So on that note, if we double
00:06:34.639 click a bit on network effects like Metcap's law and Reed's law and so forth, when you're analyzing a token for
00:06:41.919 a specific blockchain, are you are you looking at uh like you said onchain activity, number of wallets, number of
00:06:48.160 users, maybe daily active users, monthly active users, things along those lines?
00:06:53.520 Yeah. So, so we're not only looking at that, but we're also looking at what the potential is, right? So that was one of
00:06:58.720 the things that drew me to Bitcoin was um the potential of more and more users

Canary XRP ETF has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov or by visiting https://etfs.canary.capital/xrpc/.

00:07:04.080 coming in, opening wallets, uh transacting or just simply holding. Um and uh if you look at all the other
00:07:10.960 various tokens, there obviously is a you know number of wallets and number of individual unique users that are that
00:07:17.840 are actually either holding it or are developing it. A lot of developers will hold the tokens that they're you know
00:07:23.599 they're developing blockchain uh you know for future gas fees. So, uh, you have that, but then you also have to
00:07:29.599 think about the potential, right? You know, and I I hate to say this because, you know, you know, ETH was, you know,
00:07:35.840 really early in in kind of like, you know, in DAP as far as protocol goes,
00:07:40.960 but the potential has run out and the potential has now moved to, you know,
00:07:46.319 other chains and other areas depending on what people are interested in. And this is why we like things like, you
00:07:51.680 know, HAR, XRP, uh, suite is another good one, uh, that we like a lot. Even
00:07:56.800 even Salana Salana still has a lot of uh potential. There's a lot of people on it. There's still potential of more
00:08:02.080 users, more DAPs, but something like SU that that's I would say a direct competitor to Salana uh probably has a
00:08:09.280 higher potential because it has that it is isn't fully realized yet. Whereas like something like HAR, you've got not
00:08:15.199 only enterprise people that understand enterprise value and enterprise users using it, but also the potential for
00:08:21.199 enterprise or XRP financial rails. That definitely makes sense. Now since you mentioned some of those uh tokens
00:08:26.960 like H bar, Litecoin, XRP, let's talk a bit about those um you know based on what you just discussed was that part of
00:08:33.440 the uh analysis to launch products around these u given or or were there
00:08:38.880 add additional things as well? Yeah, I mean what what we tried to do is find you know in the initial four we were
00:08:45.519 looking for you know category winners right now Bitcoin is clearly the winner
00:08:51.360 when it comes to money but what's unique about Litecoin is it was really built to
00:08:56.560 be a partnership to Bitcoin Bitcoin for larger transactions Litecoin for smaller transactions
00:09:01.680 but also what makes Litecoin a little bit unique is that uh they have implemented uh Mimblewimble which is a
00:09:10.000 privacy y feature that bitcoin doesn't have. So you do have the option of uh
00:09:15.040 selecting privacy for for some of your wallets. Now it isn't fully integrated across you know every wallet yet. It's
00:09:20.720 people have to choose to but privacy has become a really important factor even in
00:09:26.160 the last year. Uh one of the things that's been a high correlation to people just buying gold in other countries has
00:09:33.360 been to buy privacy tokens like Monero Zcash and uh even even Litecoin. So we
00:09:39.519 see a potential there on the privacy side. Um and and privacy is really
00:09:44.800 really taken off in the last month. Oh yeah. So so we see that as is as is as an important category winner there. Um XRP
00:09:52.399 the category winner for financial services in my opinion. Uh Har category
00:09:57.839 winner for enterprise and then Salana in my opinion is still the next category winner for uh broad open source
00:10:04.800 protocols. Absolutely. And um I I apologize that I don't remember this at the top of my
00:10:09.920 head cuz I remember reading it but it escapes me. Your ETF products their spot are they launched under the 33 uh rules
00:10:17.920 or the 40 rules? Yeah. So and and maybe I'll explain the difference between those two. So 40 act
00:10:24.160 is a um you know a 40act ETF essentially is an ETF that holds um a good portion

Free Writing Prospectus
Filed Pursuant to Rule 433
Registration No. 333-282545
November 14, 2025

00:10:31.600 of it in actual securities. So, uh, you and and and you have to have securities
00:10:38.560 in the vehicle in order for it to even be under 40 act. 33 act is for
00:10:44.079 nonsecurities. So, we filed all of these under 40 act. I mean, sorry, under 33
00:10:49.600 act because they're all pure spot and we don't believe any of them to be securities. Now, there are some 40act
00:10:55.200 ETFs out there for crypto, but what they are is not quite so clean. So, for
00:11:01.680 instance, when I was um leading Valkyrie, we launched a Bitcoin futures ETF because that's what the SEC was
00:11:08.800 accepting before spot, right? And that was under a 40act wrapper because of the nature of how you hold
00:11:15.839 futures in a in a product. You're essentially holding securities using that as collateral to buy the to buy the
00:11:21.600 futures. So some of the ones that you might see out there today that are Foriac is a combination of things like
00:11:27.360 futures, swaps, offshore vehicles that might hold spot
00:11:32.399 or a fund of a fund type situation where it's holding uh ETPs from another
00:11:37.600 country. So um you know the reason why we didn't go the 40act route is because it is a bit more expensive
00:11:44.880 than going pure spot. Pure Spot, you know, um it's, you know, it cost us less
00:11:50.399 and we can of course, you know, pass that on to, you know, our our customers
00:11:55.440 uh in in terms of fees go, whereas if you notice 40 act funds, uh that are
00:12:00.480 trying to mimic spot are a little bit more expensive and they're also not a pure one to one.
00:12:06.639 Got it. Thanks for clarifying that. I know a lot of people get confused, even myself at times. Um, now there have been
00:12:12.000 No text
00:12:13.519 talks and I saw the folks at Canary Capital post on X that the XRP ETF may
00:12:18.959 be coming soon. I know there's probably not you can say because it's still something that's not launched yet, but
00:12:24.399 tell us about when we could potentially anticipate that and what that product would look like. Yeah, look, um, you know, we we we can't
00:12:31.040 really name an exact date yet, even though we internally know what the date is. Um, you know, we, you know, we we
00:12:38.079 have very high hopes that, um, that this does launch. uh very soon. Uh but it is
00:12:43.519 it is coming soon and if you uh kind of look online and do the math, you can probably figure out what that date might be.
00:12:49.040 Sure. Um dumb question, Stephen. Uh there has been the government shutdown. So folks were wondering, did you already
00:12:50.000 No text
00:12:55.839 get preapproval of these from the SEC before the government shutdown or you don't need the exact approval given the
00:13:01.279 recent ET ETF listing standards update from the SEC? Yeah. So, when you file a a 1933 act, uh
00:13:09.279 you you typically file under two different scenarios. One is what's called a delaying amendment. And you
00:13:15.519 typically want to file a delaying amendment anytime uh you have to sort out um rule changes uh with the
00:13:23.839 exchanges. So, uh this was the whole drama around Bitcoin. You had to file this 19B4 in addition to the ETF, which
00:13:31.040 means that you're applying for a rule change with the exchange that you're using. In our case, it's NASDAQ. And
00:13:37.279 then the and then once that rule change is approved to be able to list that particular underlying token, which in
00:13:44.240 that case was Bitcoin, then uh the SEC will make effective

00:13:50.639 your S1 perspectives, right? And in the meantime, they're giving you comments, making sure that you know they're they're reviewing it. They're like,
00:13:56.639 "Hey, can you add this disclosure? Can you add this? Can you fill in this blank? Can you clarify this statement
00:14:01.920 that you made?" uh those are all part of the uh the comment process. So initially
00:14:07.360 uh all of these ETFs are filed um alongside a 19B4 for rule changes and
00:14:14.160 then what happened was the SEC uh created what was called the generic listing standards. Uh that that way you
00:14:21.680 don't have to apply for a rule change because the rule already exists. M so under the generic listing standards
00:14:26.880 essentially um any spot cryptocurrency that has a um
00:14:33.839 a futures associated with it trading in the US for more than 6 months um is uh
00:14:41.519 follows that rule. Uh so in this case all of these follow that rule and then
00:14:47.519 um you know under normal circumstances you want to continue to go through the process having SEC review and then um
00:14:54.639 and then they will make you effective. Well um many of these products were in
00:15:00.000 my opinion essentially ready to go. So, they had gone through several rounds of comments with the SEC um um uh Court
00:15:07.600 Finn staff and the the the government shutdown actually slowed everything
00:15:13.440 down. Well, the SEC put out guidance saying that well, look, you know, even if even if we're shut down, it doesn't mean the
00:15:19.120 market should be. And they put out guidance to uh simply remove the um the delaying amendment and
00:15:25.360 um make it a what's called an ADA filing. So, we did that with uh Litecoin and and and and HAR ETFs first uh
00:15:33.519 because, you know, those were the the two that were furthest along. We had filed them over a year ago and received
00:15:39.120 several rounds of comments. Wow. And then, um as you may have noticed, some people did that with Salana. Um you
00:15:45.519 know, we we paused on Salana just because of the staking even though we felt like it was essentially ready. And
00:15:51.279 then when we saw others go, we followed. And then with XRP, we we felt like that
00:15:56.480 was always um you know uh you know that's been ready to go for a while as well. So so we went ahead and um changed
00:16:02.959 that that filing um for that ETF so that we're u now relying on an ADA as opposed
00:16:09.600 to a um a delaying amendment. And what that and what that does essentially says that hey you become effective 20 days
00:16:16.959 from when you refile a complete filing with the um u you know with the SEC. So,
00:16:23.519 uh, so yeah, we we we did that way back in October and, um, we're, you know, coming up close on that, uh, 20-day
00:16:30.800 period. Oh, for sure. Now, you mentioned staking, and we're recording this on Monday, November 10th for those folks
00:16:34.000 No text
00:16:37.199 who are going to be watching and listening to this, and I would love to get your take on staking and ETF apps and ETPs, but also, we got some big news
00:16:44.399 from uh, Scott Bessent. uh it was saying the US Treasury and the IRS are giving clarity to allow staking and ETPs and
00:16:52.240 much more. I would love to get your take on both items. Yeah. No, that's fantastic. And uh and
00:16:57.440 of course Tony, you know, we you know, as we discussed earlier um before we came on, uh that that tweet had just
00:17:03.440 gone out and I probably only read about 10% of it before we before we got on.
00:17:09.439 But it is really important because what we have to do right now when it comes to
00:17:14.959 staking is we have to come up with a a formula. And by the way, we had already

00:17:20.079 cracked this co code within a grantor trust structure. So um I actually
00:17:25.119 launched the first crypto grantor trust that um that that had staking in it. That's this was several years ago. uh
00:17:31.919 working with um you know work working with tax experts and um you know we we so we structured that uh shoot five four
00:17:39.120 years ago and given that ETFs 33 act ETFs are essentially grantor trusts um
00:17:44.640 you know we uh had already again already solved that issue and already structured a way to do it and really all we needed
00:17:51.840 to do was just get that extra you know kind of you know legal opinion uh from from from the tax side of things because
00:17:58.240 you know it's one thing when you're doing in a private grant or trust a whole other thing when it's uh when it's an ETF with you know hundreds or
00:18:04.960 thousands or tens of thousands of people investing in it you want to make sure that uh everything is right um you know
00:18:11.679 uh again uh that's that's something that has taken a lot of time and energy and structuring and and and of course uh you
00:18:19.280 know cost in legal opinions uh but if you know really clean guidance comes out
00:18:26.320 uh you know it saves us it saves us that effort and uh I think it helps whole ecosystem and being able to take those rewards for
00:18:33.520 uh staking on the network. And do you anticipate as staking the clarity starts making its way through
00:18:39.600 the market, issuers like yourself start integrating these things that uh we may see even more inflows into like Ethereum
00:18:47.840 ETFs and Salana ETFs and so forth because you now have the confirmation that staking is okay, but you got that
00:18:54.000 built-in yield that's running uh you know 247 and earning that passive reward if you want to call it that.
00:19:00.640 Yeah, and I agree with that. Uh, you know, so, so we actually filed the first, we we actually filed for the
00:19:06.559 first, uh, Salana staking ETF. Um, and I think at the time a lot of people were, you know, a little sketchy
00:19:12.880 about doing that, but, uh, but we were pretty comfortable. Uh but what I will say about that is even though we had
00:19:19.440 cracked the code, we believe a lot of people would be interested, a lot of institutional investors would not be interested because even though you know
00:19:27.440 we say we've done it, we've got a legal opinion. Uh that only goes so far. You know, people want real assurances and if
00:19:34.720 you've got a you know real guidance coming out of the IRS and Treasury Department that hey this is this is this
00:19:40.799 is the way it works and this is how you're going to treat be treated from a tax perspective. you will see a lot more
00:19:46.160 institutional investors interested in investing. Oh yeah, the clarity is so important and
00:19:51.360 I'm assuming you know just spitballing I'm guessing here that uh some of the
00:19:56.400 guidance here that Scott Messent put out I'm assuming they might put that in the Clarity Act which is you know currently
00:20:02.000 in the Senate. Um this way there's I don't know I don't know if they need to but I I think it would make sense.
00:20:08.880 Yeah, I I agree. I agree. Um now with all these different types of ETF
00:20:13.000 No text
00:20:14.160 products that you're launching and and you have extensive experience with with these products um are you planning to
00:20:19.679 launch let's say index or basket ETFs? Well we actually have uh already uh
00:20:26.480 filed for one. Um we we do have a little bit more work to do on that and um we haven't been able to move forward on
00:20:32.159 that at all since the government shutdown. Um, you know, again, some some of the uh ETFs that we filed for that,

00:20:38.640 you know, we filed for in 2024 that has already had, you know, several rounds of
00:20:44.000 comments and um, you know, we're, you know, those those were easy to get out during a shutdown, but pretty much
00:20:49.919 everything else is on hold uh, until the government reopens and we can, you know,
00:20:55.200 uh, get, you know, regular comments back from the SEC and, uh, um, you know, and
00:21:01.280 we want to make sure that we're fully compliant there. So we uh so we we definitely have we definitely have to wait on that but but we have filed and
00:21:08.640 uh you know we hope that moves forward pretty quickly once the government reopens. Now, we've seen incredible
00:21:13.000 No text
00:21:13.760 growth for these uh ETF products around crypto, Stephen, as there are more being put out there because there are a lot of
00:21:20.000 crypto assets. And look, I'm not necessarily saying we're going to have a thousand ETFs for all the thousand
00:21:25.440 coins, but uh with the records that are being broken here, are crypto ETFs going
00:21:31.039 to dominate the ETF market? You know, I think for a short period of time, because it's a new asset class, it
00:21:37.200 probably will. But uh what I will say is that um you know
00:21:43.840 it's not going to be everything, right? So so far you've only seen things in the top 20 and um you know I think once you
00:21:51.200 get to like maybe the top 30 it starts falling off and I don't know if it if if if anything
00:21:57.520 beyond that is going to be viable. It could be you know there could be a few here and there but it's not a really
00:22:03.679 clean pattern of okay these are the top 30 that are going to win. It's going to look a lot like um uh it's going to look
00:22:11.280 a lot like the ETFs for commodities uh and metals. So, you know, gold obviously
00:22:18.159 dominates, silver is pretty popular, and then you start getting down to like copper, magnesium. I mean, you know,
00:22:24.480 like, you know, you start getting into fringe metals that people aren't really speculating on. And these are very, very small ETFs that
00:22:31.600 people don't care a whole lot about. I think crypto is going to look the same way where you're going to have a few that really dominate and then kind of a
00:22:38.400 few that's more mid-tier and then there'll be a few launches that I think will just absolutely do nothing. And by
00:22:44.320 the way, I'm not the expert because, you know, I've launched things that I thought were going to kill it and it
00:22:50.480 doesn't and then I've launched things that I thought were kind of meh and they end up killing it. So you you just never know what what the market's going to
00:22:56.960 like and accept. Um I mean there's some things that you have a you know strong conviction in like okay Bitcoin XRP
00:23:03.919 market's going to love those you know other things I mean look by the way H bar you know I I I had a very strong
00:23:10.320 inclination that it was going to do quite well and and it even exceeded my expectations um you know I I was
00:23:16.880 expecting about 50 million in a which is a lot I mean launching an ETF and getting 50 million in 3 days is is is
00:23:24.799 unheard of right and we got 70 million in 3 days. So, you know, that's really exceeded
00:23:31.600 expectations and it's like number 20 as far as market cap goes. So, um it just
00:23:39.200 goes to show that it's much more of an institutional product. People that are, you know, that have brokerage accounts,
00:23:44.799 um they they they know it, they know the name. Um it's not as popular within
00:23:50.400 crypto circles, but it's very popular outside of crypto circles. And that's and that's really important, right?

00:23:56.880 Whereas, you know, like Salana, you know, I, you know, Salana launched last week and yeah, it was a great launch. It
00:24:02.640 was, I mean, it's it's but it's also, you know, the what is it? The the fourth largest cryptocurrency by market cap,
00:24:09.679 right? But it didn't perform like it was, you know, I mean, you know, uh I I I think
00:24:15.360 it could have been bigger. So, it just goes to show that that crypto people really love Salana, but people outside of crypto really don't
00:24:21.840 know it. And that's what, you know, is really going to mix things up. Oh, for sure. You know, something that came to
00:24:27.000 No text
00:24:28.400 mind as you were talking about that I think for the first time we have Yeah, definitely. For the first time, you have
00:24:34.400 companies around certain blockchain projects like a Ripple that could do an IPO, but there's also that token that's
00:24:40.240 connected to the ecosystem. Uh you also have exchanges that could do that. You had Binance and BNB. And then Coinbase,
00:24:46.720 they're public. Uh and then they are talking about, you know, they're floating the idea of launching a token. Could we potentially see ETFs around uh
00:24:56.000 these these companies that have both a token and uh they're publicly listed?
00:25:01.039 Oh, absolutely. You know, I I think you're going to see one of each. And then I mean there's so many ETFs out there even today that are all they do is
00:25:08.400 hold companies that are in the cryptocurrency ecosystem or the blockchain ecosystem. So, so you'll see
00:25:15.919 that and those are going to be more for equities and they're going to see more some some that are more for tokens for sure.
00:25:21.120 Would it be possible to merge them together or maybe not because they're different assets? I mean, I think you could. I would it
00:25:27.919 wouldn't shock me if if that does happen. I mean, I've actually seen some ETFs that have I mean, let's take Micro
00:25:33.760 Strategy for instance. I mean, Micro Strategy is essentially a a levered Bitcoin ETF. Yeah. and that is included as an equity
00:25:41.520 in you know in other equities that do things more you know as far as building in the ecosystem whereas micro strategy
00:25:48.159 is kind of like a buy and hold and leverage. Yeah that definitely makes sense. So since we're on that topic of micro strategy you know there's a big uh talk
00:25:51.000 No text
00:25:54.880 right now about DATs digital asset treasury companies versus ETFs um I would love to get your take on that and
00:26:01.200 do you see them co you know running in parallel side by side or the ETFs are you know maybe a far more superior
00:26:07.840 product that people trust and that's you know they'll have a sliver of the market. Yeah, look, I I think I think a
00:26:14.480 lot of DATs out there, um, you know, for for for better or worse, there's a lot of leverage.
00:26:19.600 So, uh, they're actually paying people to do things, but if you just want like a pure play exposure to a token, uh, ETF
00:26:27.039 is far more of a superior product. I mean, I've seen DATs, you know, that that come across my desk that are like,
00:26:32.880 okay, we're going to we've got this massive management team. We're going to pay bankers 5%. We're going to pay these
00:26:38.559 people 5%. We got lawyers. we we're going to pay an asset manager I've seen in some cases three to four percent is

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00:26:45.039 what they're paying for an asset management fee to just like buy tokens. So I mean you know at the end of the day
00:26:50.960 you're putting in a dollar and you're getting 85 cents back and uh it's a it's
00:26:56.000 a very inefficient vehicle unless you're doing something special. I think Micro Strategy worked because they were kind
00:27:01.840 of early and um they they had this operating company that was profitable and then as time went on the the gains
00:27:08.559 in Bitcoin outperformed the operating company but the operating company covers the bills. So it's like you're not
00:27:13.760 there's not a lot of drag there but I've seen some of them where it's like okay you're you know we're we're taking 15%
00:27:19.120 off the top and you know you're lucky to get 85. So uh so yeah that's are
00:27:24.640 interesting. They're they're they're they're not one size fit all, right? And I'm I'm a bit concerned, uh,
00:27:30.559 Stephen, because it feels like there's a little bit of a bubble forming in in that area with that. Um, and I'm
00:27:36.640 concerned what's going to happen when a bare market or a major market downturn happens. Like some of these could potentially collapse.
00:27:43.039 I mean, I think the bubble I think the bubble's already popped. I mean, look look at some of these DATs that have
00:27:48.159 that have come in quite a bit. And I mean, look, I get calls every day from bankers wanting to participate in and
00:27:54.320 and adapt, and I haven't seen any of them get off the ground in the last month. So, um I I I think I think that market's
00:28:01.600 run. Oh, for sure. Um what's on your road map? I'm assuming there's plans to
00:28:07.840 launch additional uh altcoin ETFs. Um you know, you mentioned like you guys had filed for the basket ETF as well.
00:28:14.080 Anything else you want to highlight? Yeah, I I don't anticipate doing a whole lot more um beyond some of what we've
00:28:21.039 already filed out there. Uh there there there might be some things here and there that that I think are interesting.
00:28:26.720 Uh but look, you know, I mean, I I'll just talk about a few other, you know, like like Avalanche, you know, um I know
00:28:33.200 a couple people filed for Avalanche ETFs. Um you know, we probably won't file for it. Not that that we don't love AVAC and
00:28:40.559 we don't love the team, but like, you know, we we're not going to compete with two other issuers that have already done it given that it's, you know, you know,
00:28:47.360 about number 20 in market cap. Sure. Just like with some of the things that we've done, we haven't seen other people
00:28:53.600 file because, okay, yeah, the Canary guys are doing that one. There's probably not room for two or three. Yeah. And we're kind of we're saying the same
00:28:59.919 things, right? Uh Hype is another one. Few people filed for that. Avalanche. Um,
00:29:05.840 you know, we're just, you know, if if you're if you're coming in coming in second or third, it's, you know, second,
00:29:12.320 maybe third, not worth your time. Question that just came to mind. So, as we build out these uh altcoin ETFs,
00:29:19.919 let's say, unfortunately, one of these blockchain projects fails, right? And that that's a real possibility just like
00:29:25.520 companies in the real world can fail. What happens in a scenario like that? uh how does that get liquidated and funds
00:29:32.880 and all these things or is it just an inherent risk that you know when you're investing that's that's part of the game?
00:29:38.080 Yeah. No, I think that's an inherent risk when you're investing. I mean these are these are passive products so people do need to do their own work and make

00:29:43.919 sure that it makes sense. I mean we're we're trying our best to be a screener to make sure that um you know that that
00:29:50.559 you know we follow the project. We know what's happening there before we you know agree to do it. And then and there
00:29:55.840 are some things that are just like meme coins, right? you know, like um there's been filings for for Doge for um
00:30:02.799 I think was I can't remember if there's been a Sheba one or not. Um but there but there's been some, you know, other
00:30:08.559 other meme coins that are out there. And you know, meme coins aren't really a project. It's uh it's it's culture. So,
00:30:15.360 you've got to decide if if you think that it has staying power or not, right? So, uh um I do expect to see a lot more
00:30:21.520 memes. Now, memes are actually memecoins are safer from a security perspective because the SEC declared that they're
00:30:27.679 not securities. Um, so that one's super easy, but uh they are cultural and
00:30:34.320 culture does change. So, um, we we'll see what happens. That's a great point. Yeah, it it's so
00:30:40.159 fascinating though, Stephen, to see Well, I guess it's a natural evolution
00:30:45.200 of the internet because there's memes online and we know how that culture has expanded online and in different ways,
00:30:52.080 but now you can financialize it on the blockchain and it can have a global reach. It's it's just a crazy concept,
00:30:59.039 but it's incredible. Yeah. Well, it's no different than art, too, right? So uh so so if you think about it um there there are financial
00:31:05.919 products that hold art you know uh publicly traded funds. Yeah. And uh art is a cultural phenomena. You
00:31:11.840 know different people like different things and if it goes out of favor it goes out of favor. So uh so you know art
00:31:18.320 generally holds its value generally goes up in value but it could go out of favor very quickly. Um I mean here's a good
00:31:24.640 example. There was uh there was actually a company that all they did was hold a bunch of uh Charles Schultz drawings,
00:31:31.600 you know, the Peanuts, Charlie Brown. Oh, yeah. And um you know, and it kind of went out of favor for a little bit a few years
00:31:37.440 ago, and that company went down like 80%. So um you know, so it's it's it's
00:31:44.480 no different than than than things that have already existed. It's just happens to be, you know, in the world of crypto.
00:31:50.320 Oh, for sure. Yeah. Well said. Um, I would love to get your take on what's happening with Tradfi's adoption of
00:31:55.840 crypto, Stephen. This year it seems like, uh, we've seen a lot of the naysayers do a 180. You know, Jamie
00:32:02.159 Diamonds and and all these guys. Um, but all the banks, all of, uh, the major Wall Street firms are now tokenizing,
00:32:08.480 looking to launch crypto trading. Even the likes of Vanguard capitulating, right, to allow their clients to trade
00:32:14.720 ETFs and much more. Uh, what are your thoughts on how these folks are adopting crypto?
00:32:19.760 Yeah. No, I I I think it's great. I mean, I I got into tokenization back in 2017
00:32:26.080 and it was just way too early and uh so, you know, we we we went through we figured it out and then there was just
00:32:33.200 no market for it and and it seems like there's finally starting to creep in a market for it. When you have large
00:32:38.480 players uh that are that are jumping into doing tokenization that could that control two-sided markets, then um you
00:32:45.279 you will see transactions starting to occur. I think what's happening is is a

00:32:50.480 lot of the large banks have realized that look, you know, the tokenization of
00:32:57.039 assets is a way more efficient form of of of trading and creating baskets. And
00:33:04.480 if we can get in front of this, then we can put in esoteric assets that that people want and and and they can trade
00:33:11.519 freely 24/7. So that that's that's probably the biggest driver right now. And and by the way, that's one of the
00:33:17.600 reasons why Salana is is super interesting because it is so involved on
00:33:23.440 the tokenization of asset side of things. And um you know, same thing with with SU with Injective, uh they're
00:33:31.120 really important on uh tokenization. But then if you even get back to like XRP, you know, XRP is is building out rails
00:33:37.840 for tokenization of of any kind of financial instruments such as, you know, they just launched a stable coin this
00:33:44.720 year. So um you know and and and that partnership with Gemini I think is super important. So so you know um there's
00:33:51.679 there's a lot happening there that is um you know that it's really going to be quite interesting to see several years
00:33:58.720 later. Yeah. And it it seems like the move to tokenization
00:34:04.080 is to kind of mimic what crypto is doing because crypto has been the 24/7 365
00:34:10.399 they market no more no opening or closing bell no holidays and now tradi wants to go 24/7 and then it also opens
00:34:17.918 up a global market more liquidity coming from different parts of the world. Yeah that's right.
00:34:23.359 Yeah it's interesting. Um, I've I can't remember who mentioned it, if it was Larry Frink or someone else, but the folks are looking to tokenize ETFs. What
00:34:30.399 are your thoughts on that? You know, it's interesting because here in the US,
00:34:36.159 you know, I think ETFs trade at decent hours. Um, where I think tokenization might
00:34:42.719 work though for ETFs is globally. So for instance um you know Rex in out
00:34:50.719 of the UK has tokenized a few crypto ETFs including HMAR and what that does
00:34:58.400 it allows people in Europe to trade these without having to go through their
00:35:04.800 local exchanges. So that's actually really important from a global standpoint. I don't know if
00:35:10.480 it's that you know we you know in the US we tend to think in US terms it's like okay well how's that useful? Well, for
00:35:16.720 other people, it's very useful that that that can't, you know, that that don't want to be at the up and, you know, New
00:35:21.839 York hours trading. It's it's kind of crazy. I think sometimes about this where it's a 247
00:35:28.320 markets that we're going to drive ourselves nuts. Maybe we have AI helping us trade while we're sleeping. Um, but
00:35:34.400 we'll we'll have to see how it all uh falls into place. Um, I did want to get your thoughts on this uh the Clarity
00:35:40.960 Act, right? Uh that's that's in the Senate. Uh the government, we're still waiting for that to be reopened. hopefully today and you know the Senate
00:35:48.000 could get that through and President Trump signs it into law. What are your thoughts on the impact that will have on the industry and innovation and building
00:35:54.640 and much more? Yeah, look, I think it'll be pretty important. Um I I think a lot of the
00:36:00.320 impact from the potential of the Clarity Act passing has already been priced in
00:36:05.760 and I think you know a lot of people care about price but also we've received a lot of clarity, regulatory clarity
00:36:12.320 outside of the Clarity Act. So it really all it does is it formalizes it. So uh
00:36:17.760 you know under this administration and under this SEC uh we have seen very pro-
00:36:24.240 crypto policies and actions but this will codify most of that into law so
00:36:30.880 that under the next administration it's somebody that's not so friendly to crypto uh it'll it'll it'll persist as

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00:36:37.599 law. So I think that's really where it's more important is 3 years from now as opposed to next month. Yeah, that
00:36:44.160 definitely makes sense. And and to your point, folks, the spirit of the law is out there where folks are like the banks
00:36:50.880 and these guys are starting to innovate and build even though they haven't put anything out to the public necessarily.
00:36:55.920 I think they see that it's coming. It'll be written in stone, so to speak, and they don't have to worry about getting a
00:37:01.920 lawsuit or whatever it may be. Yep, that's right. Um, all right, Stephen. Great stuff. Uh,
00:37:07.000 No text
00:37:07.680 I love what you and the folks of Canary are doing and I'm looking forward to the launch of the XRP ETF and the future ETF
00:37:13.520 products. Um, I've often covered you guys in the news and all the things you're launching, but I got some wrap-up
00:37:18.720 questions here for you. First, if you could create your own metaverse, what would the theme be? Oh, wow. That's that's an interesting
00:37:24.480 one. You know, the two things I like to do probably the most is work on old cars
00:37:31.280 and shoot guns. So, um, that'd probably be my metaverse. I just be out in the country tinkering on old trucks and
00:37:39.839 hunting. Can Can I Can I confess something? And I I spoken to my wife about it. I told her
00:37:46.960 if you know my portfolio gets to a certain amount and I cash out, be prepared. I'm going to buy a couple
00:37:52.160 hobby cars. I'll be working on them because I I love cars and I I watch videos of people fixing uh and bringing
00:37:59.040 to life old cars and, you know, I just love that. So, I would love to have like a 67 Ford Mustang or something and just
00:38:06.480 be a project I work on, you know. It it is one of my favorite things to do. And uh I I I learned by
00:38:13.359 watching my dad growing growing up, you know, cuz he he was a mechanic, an engineer, and uh you know, he would he
00:38:19.920 would always, you know, he'd get bored and like drive to the junkyard and pull a car out and start, you know, make make
00:38:25.040 it run. So, um, but yeah, I my my I had a co project where I bought a 71 Scout
00:38:31.359 and made it run. You know, it was a lot of fun. I I drive it around. I I haven't finished restoring the outside of it, so
00:38:37.440 it looks like orange with, you know, that, you know, that 1971 orange with,
00:38:42.880 you know, paint peeling off and you see splashes of gray and some rust, but like it drives it drives great and
00:38:49.280 have fun driving it around. Oh, yeah. I I love it. I I I like the idea the idea of engines and working on
00:38:54.880 them and I'm fascinated by how it all works. So, I'm with you on that. Um, rapid fire questions. Favorite food?
00:39:02.320 Pizza. Favorite musician or band? Led Zeppelin. Favorite movie?
00:39:07.599 Zoolander. Favorite book? Thinking fast and slow? I think you answer this, but when you're
00:39:13.280 not working, what are you doing for fun? Um, I go to the gym. That's about it. I'm a I'm a I'm a big
00:39:18.800 gym rat. Nice. Uh, Stephen, absolute pleasure. We're gonna have to have you back on as
00:39:24.320 you guys launch new products, but thank you so much for joining me. Great. Thanks for having me, Tony.

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Registration No. 333-282545
November 14, 2025

Inside the Launch of the First '33 Act Spot XRP ETF with Canary's Steven McClurg

by Nate Geraci | November 13, 2025 | Crypto Prime Podcast

Steven McClurg, Founder & CEO of **Canary Capital**, unpacks the launch of the Canary XRP ETF (XRPC) – the first-ever spot XRP ETF under the 1933 Act. He also discusses the investment case for XRP and shares insights into Canary's broader spot crypto ETF strategy.


Inside the Launch of the First '33 Act Spot XRP ETF with Canary's ...
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Transcript:
00:00:11.200 All right, joining me is Stephen McClur,
00:00:13.519 founder and CEO of Canary Capital, who's
00:00:15.839 a digital asset investment firm that
00:00:18.640 just today, just today, they launched
00:00:21.359 the first 1933X spot XRP ETF. That's the
00:00:25.519 Canary XRP ETF, ticker symbol XRPC. They
00:00:29.599 also offer a spot litecoin ETF and a
00:00:32.800 spot harb ETF. Both of those were first
00:00:35.920 to market as well. Uh those launched at
00:00:38.399 the end of October. But Stephen, it is
00:00:41.040 uh always great to connect. I appreciate
00:00:43.200 you taking the time.
00:00:44.480 Thanks so much for having me, Nate. I
00:00:45.840 always appreciate coming on your show.

Canary XRP ETF has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov or by visiting https://etfs.canary.capital/xrpc/.

Free Writing Prospectus
Filed Pursuant to Rule 433
Registration No. 333-282545
November 14, 2025

00:00:47.760 Okay, so I have to start by asking you
00:00:49.920 uh what is on the agenda today given
00:00:51.760 that you did just launch the first 33x
00:00:53.920 spot XRP ETF. So are you doing a bunch
00:00:56.480 of media? Are you popping some
00:00:58.239 champagne? What what does the day look
00:01:00.000 like for you?
00:01:01.280 You know, we are we are rolling up our
00:01:02.960 sleeves and getting after it. So, uh you
00:01:05.438 know, I'm I'm an old trader. I used to
00:01:07.600 trade uh fixed income back in the day
00:01:09.760 and was a bond manager and then traded
00:01:12.159 crypto. And now that we've got two other
00:01:15.360 ETFs that we launched in the last month
00:01:17.280 and a new one today, I'm stepping in and
00:01:20.159 helping our traders uh you know, just
00:01:22.479 get all the orders processed. We're
00:01:24.400 we're not only seeing a lot of activity
00:01:26.320 in XRP, which uh is is to be expected,
00:01:29.759 but we're also getting a lot of volume
00:01:32.000 and creates and Litecoin and H bar 2.
00:01:34.880 So, it's uh quite a day today.
00:01:37.520 Well, talk more about the trading
00:01:39.360 activity thus far in XRPC. Obviously,
00:01:42.240 it's uh it's very early. We're recording
00:01:44.320 this not long after the market open, but
00:01:46.799 what does the initial trading uh look
00:01:48.720 like so far? Yeah. So, so far in the
00:01:51.360 first 15 minutes we've seen about 20
00:01:53.600 million in volume and we expect a lot
00:01:58.079 more. Uh, one of the things that won't
00:02:00.000 show up in volume is in kind and you
00:02:02.560 know we can talk a little bit more about
00:02:03.759 that if you want but u now that inind
00:02:06.560 has opened up for uh crypto ETFs you
00:02:10.720 won't see that in volume but you'll see
00:02:13.440 it in end of day AUM. So I think one of
00:02:17.440 the keys to uh e XRPC is that you are
00:02:20.879 first to market here as I I mentioned
00:02:22.640 and I want to take a quick step back
00:02:24.400 because I know you're well aware that
00:02:26.720 there are a number of spot XRP ETF
00:02:28.800 filings with the SEC from other issuers.
00:02:31.920 So can you explain how it was that you
00:02:34.319 were able to come to market first? Like
00:02:36.319 how did this all unfold over the past
00:02:38.080 several weeks and and months including
00:02:40.640 while we were in a government shutdown?
00:02:43.519 Yeah. So what we did was, you know, we
00:02:46.000 were, you know, we we worked through a
00:02:48.400 lot of the initial comments uh with the
00:02:50.800 staff at the SEC over the last year. So

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November 14, 2025

00:02:53.519 our first filings were uh related to
00:02:57.120 Litecoin, HAR, XRP, and Salana. And we
00:03:02.319 actually had gotten furthest along on
00:03:06.000 Litecoin and HAR. And I would say kind
00:03:09.599 of in order of of of of how far, you
00:03:12.480 know, how far we are and uh and and
00:03:14.640 where we felt comfortable, you know,
00:03:15.920 those two were probably the first
00:03:17.680 because they were actually uh looked at
00:03:20.959 and reviewed under Ginsler's SEC. And if
00:03:24.319 you remember the the Ginsler speech when
00:03:26.400 he said that Bitcoin, Ethereum, and
00:03:28.239 Litecoin are not securities. And I was
00:03:30.879 shocked that no other issuers filed for
00:03:32.400 Litecoin at the time. So So we did. We
00:03:34.239 filed a year ago. And if anything, the
00:03:36.720 waiting for generic listing standards
00:03:38.319 actually slowed that one down. And then
00:03:40.319 of course, H bar, the way that they
00:03:41.680 filed was clearly a commodity and not a
00:03:45.840 security as well. So those were both in
00:03:49.040 process under the old SEC and then
00:03:51.840 finished up under the new SEC. So they
00:03:53.599 were they they're pretty far along. But
00:03:55.920 when the government shut down, the SEC
00:03:57.840 did put out guidance on, you know, how
00:04:00.080 to access capital markets, how to do
00:04:02.159 things uh during a government shutdown.
00:04:04.159 And one of them was to uh file with a no
00:04:07.280 delaying amendment which essentially an
00:04:09.280 8-day filing. So we um first attempted
00:04:12.879 that with Litecoin and HAR and um and
00:04:16.478 you know waited our 20-day period and
00:04:18.000 got those launched and then we went
00:04:20.560 forward with uh XRP and then Salana. So
00:04:23.919 um you know for for for XRP we felt like
00:04:26.400 we were we were pretty pretty far along
00:04:28.800 in in comments and we're we're
00:04:31.280 relatively finished. And of course, as
00:04:33.520 you can see from firms like Franklin and
00:04:36.479 and and Bitwise, they felt the same way.
00:04:38.639 You know, um Oliver Lawyers had comfort.
00:04:40.800 Uh so so they did something similar. So
00:04:42.560 you should see those coming in the
00:04:44.240 coming weeks.
00:04:45.600 Yeah. And so to that point, I I just
00:04:47.759 want to clarify because I saw some
00:04:49.280 chatter that maybe the SEC had not spent
00:04:51.840 as much time on the XRP filings prior to
00:04:54.800 the shutdown and there wasn't as much
00:04:57.199 back and forth with issuers as there was
00:04:59.759 on on some of the other crypto assets.

00:05:03.040 It sounds like that wasn't a concern for
00:05:04.880 you at all because clearly you you
00:05:06.720 launched, but can you offer any insight
00:05:08.320 into that?
00:05:09.440 Yeah, I mean I can I can offer a little
00:05:10.880 bit of insight. Um, you know, we felt
00:05:12.960 like XRP was was was was pretty much
00:05:16.720 done as well. Uh, probably the reason
00:05:19.680 why there wasn't as much and and you can
00:05:21.759 see this in all the amendments and
00:05:23.120 filings, but uh there there weren't as
00:05:25.680 many rounds on XRP as there were for
00:05:27.680 Salana, and that's purely because of
00:05:30.400 staking. So everybody uh attempted to
00:05:33.199 put staking in the first filing and a
00:05:36.000 lot of the efforts were spent uh really
00:05:39.680 digging into the staking component of
00:05:41.520 Salana. So that's that's that's one of
00:05:43.520 the reasons why there was a little bit
00:05:44.639 more back and forth there. But outside
00:05:46.400 of that there there really wasn't a
00:05:48.479 material difference.
00:05:50.000 Why do you think other issuers um
00:05:53.120 weren't as savvy, shall we say, in
00:05:56.240 removing that delaying amendment?
00:05:57.919 Because again, you know, in the crypto
00:05:59.600 ETF space, first to market is is
00:06:02.000 critical. That's a huge advantage. Uh so
00:06:04.560 is that a reflection of having a really
00:06:06.240 good legal team? Is that your own uh ETF
00:06:09.199 experience? You know, where did that
00:06:11.039 come from?
00:06:11.759 Well, look, I mean, you kind of it goes
00:06:13.680 back to you're you're right. I mean,
00:06:15.199 I've I've been doing, you know, I've
00:06:16.639 been managing and launching ETFs for a
00:06:19.120 little over 15 years now. And um you
00:06:21.759 know mostly on the esoteric side of
00:06:23.919 things and coming from a more of a
00:06:25.600 security structuring background we our
00:06:28.479 team tends to be a little bit more not
00:06:30.960 only nimble but uh also uh a little bit
00:06:33.919 more thoughtful when it comes to you
00:06:35.759 know how we're going to do these things.
00:06:37.840 Um I mean I've got I've got a man on my
00:06:40.080 team that's been doing ETFs for 35 years
00:06:43.600 I think. Uh he was you know former
00:06:45.919 former head of product at Ryex if you
00:06:47.680 remember that shop. and and then and
00:06:49.440 then Guggenheim where we work together
00:06:51.039 and then and then at Valkyrie. So we've
00:06:53.280 been working together for a very long

00:06:55.360 time. So we just have people on our team
00:06:57.199 that that know the ETF business and um
00:07:00.560 you know in and out. So you know we're
00:07:02.800 we see these things and we act very
00:07:04.319 quickly and of course we have a great
00:07:05.520 legal team as well. Uh but then it also
00:07:08.160 goes to show that uh sometimes being
00:07:10.160 smaller a smaller issuer you can you can
00:07:12.960 get through things right. So, if you're
00:07:14.160 like a Black Rockck for instance, you've
00:07:16.240 got, you know, walls and walls of legal
00:07:19.599 people that want to say no, uh, as
00:07:22.880 opposed to, you know, more commercial
00:07:25.199 team that's looking for answers to say
00:07:26.880 yes.
00:07:28.160 Ryex and Guggenheim, that is absolutely
00:07:30.400 a stroll down ETF memory lane. So,
00:07:32.960 clearly you're showing your experience
00:07:34.560 in the uh in the space. Um, look, the
00:07:37.680 the SEC's generic listing standards that
00:07:40.080 you were alluding to earlier, those were
00:07:42.160 obviously critical to to all three of
00:07:44.000 these spot uh crypto ETFs that you've
00:07:46.240 brought to market. Just at a high level,
00:07:48.240 because I want to make sure everybody
00:07:49.599 understands the basics here. Can you
00:07:51.120 explain what those are?
00:07:54.879 Yeah. So, if you remember going back to
00:07:57.599 the Bitcoin ETFs, um you know, in order
00:08:00.800 to launch a 33act Act ETF, you have to
00:08:03.120 apply for a rule change in addition to
00:08:06.160 filing a perspectus or an S1 or some
00:08:08.400 cases an S3. And that rule changes the
00:08:11.280 194. So, I think you know the entire
00:08:14.160 crypto community learned a lot about
00:08:16.319 19B4s and rule changes uh during the
00:08:19.039 whole spot Bitcoin drama and then again
00:08:21.759 during the uh Ethereum uh ETF drama as
00:08:24.879 well. And so what the SEC sought out to
00:08:28.479 do was get feedback from several
00:08:30.639 exchanges and issuers and we were part
00:08:32.479 of a lot of these uh conversations in
00:08:34.479 order to create these generic listing
00:08:35.839 standards and it doesn't just apply to
00:08:37.200 cryptocurrencies, it applies to broad
00:08:39.839 commodities. That way, uh, an ETF issuer
00:08:42.640 that might say have a a gold ETF, uh,
00:08:45.600 they can look and say, "Okay, well,
00:08:48.240 there's certain rules that if I'm if I
00:08:50.399 follow those rules, then I don't have to
00:08:52.160 specifically get a um I don't have to
00:08:54.560 get a a rule change, and the exchange

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00:08:58.080 will actually just verify the fact that
00:09:00.320 they believe that this falls under that
00:09:02.160 that generic listing standard." uh the
00:09:04.480 the main component as it relates to
00:09:07.040 cryptocurrencies under the generic
00:09:08.880 listing standards is having a futures
00:09:10.880 market. So uh broadly at the moment if
00:09:14.560 there is a uh futures market that's been
00:09:17.040 around for 6 months in the US on an ISG
00:09:20.959 exchange which uh there are three that
00:09:24.080 that qualify under that then it
00:09:26.800 qualifies under the generic listing
00:09:28.240 standard. Um so uh for instance
00:09:31.279 Litecoin, HAR, XRP, um Salana, they all
00:09:37.120 have uh futures that trade in the US
00:09:39.200 under on several platforms actually. So
00:09:42.160 having that generic listing standards in
00:09:44.080 place eliminates the the headache and
00:09:47.120 the cost and the hurdles you have to
00:09:49.279 jump through uh in filing 194s and
00:09:53.040 getting that rule change approved. Uh
00:09:55.519 there are some cryptocurrencies that are
00:09:58.080 on file at the moment that don't fall
00:10:00.000 fall under the generic listing standard.
00:10:01.600 So a 1904 would still be necessary. But
00:10:04.320 I do expect in the future that the SEC
00:10:06.640 might make some adjustments to that
00:10:08.880 generic listing standard so that there's
00:10:11.200 more of a quantitative approach instead
00:10:13.360 of just the fact that there's futures
00:10:15.360 that exist. Is there anything in
00:10:18.000 particular that you would point to that
00:10:19.680 you would like to see changed with a
00:10:21.360 generic listing standards or is that
00:10:23.279 edge just using more quantitative
00:10:24.800 metrics?
00:10:26.000 Yeah, look, I think I think under quant
00:10:27.519 I think quantitative met metrics should
00:10:29.519 probably include something like um is
00:10:31.839 you know what's the market cap? What's
00:10:33.360 the trading volume on US-based
00:10:36.399 crypto exchanges? I think those are very
00:10:38.320 important. Um I don't necessarily
00:10:40.160 believe that uh the the only valid
00:10:43.440 measure is having a futures market but
00:10:46.320 uh but volume of the actual token in the
00:10:48.720 US is extremely important.
00:10:51.200 Okay. So going back to the XRP ETF, I'm
00:10:54.399 I'm curious how do you like to describe
00:10:56.560 the investment case for XRP and and what
00:10:59.120 type of demand do you think we'll end up
00:11:00.720 seeing out of these products? Yeah,

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00:11:02.720 look, I think it's a very different
00:11:04.399 offering than uh Bitcoin or Ethereum,
00:11:07.600 which is two that a lot of people
00:11:09.120 already know. Uh what XRP ledger is is
00:11:13.200 actually uh a platform that allows
00:11:16.160 financial rails uh to transact on top
00:11:19.279 of, right? So, uh, one of the reasons
00:11:21.760 why, uh, it was created to begin with
00:11:24.160 was to help with remittances and, uh,
00:11:27.040 moving money back and forth between
00:11:28.560 countries, uh, almost like a Western
00:11:30.480 Union or a Fed wire type function. So,
00:11:34.959 it's going to be really interesting to
00:11:36.399 see how u transformative this is, you
00:11:40.240 know, and the way that I think about it
00:11:41.440 is, and this is one of the reasons why I
00:11:42.880 got to crypto a little over 10 years
00:11:45.519 ago, was you, if you think about
00:11:48.800 remittance payments and people that come
00:11:50.720 from other countries that, you know, go
00:11:53.440 to, you know, not just the US, but all
00:11:55.440 around the world to work and then send
00:11:57.360 money back home to feed their family and
00:11:59.040 to, you know, cover costs. uh they're
00:12:01.360 paying very large fees in you know and
00:12:04.720 whether it's wires or western union
00:12:06.800 payments not everybody has access to
00:12:08.320 banks so those fees can be anywhere
00:12:11.360 between 8 and 15%. So that's a big tax
00:12:15.040 on workers globally. So creating rails
00:12:19.040 like what XRP ledger has done uh
00:12:22.240 actually allows uh quick transactions on
00:12:26.399 their network and uh I I I think it's
00:12:29.200 going to be a real boom to the global
00:12:30.720 economy.
00:12:32.079 Let me ask you this. I know that uh
00:12:34.160 you're out on Twitter acts like I am
00:12:36.480 probably way too much. Uh but I know
00:12:38.959 that you've seen how XRP does tend to
00:12:42.240 generate a lot of debate, right? There's
00:12:44.079 a very passionate XRP army, very
00:12:46.959 passionate, but there are also a lot of
00:12:48.720 naysayers, people who believe XRP is too
00:12:51.600 centralized, that uh Ripple still has
00:12:54.639 control of a large amount of the supply.
00:12:56.800 I think some others will point to the
00:12:58.320 usage of the XRP ledger or or lack
00:13:00.800 thereof that it hasn't necessarily been
00:13:03.200 uh widely adopted for use in DeFi. I've
00:13:06.480 seen some other people say going back to
00:13:08.480 to what you were talking about on just
00:13:10.560 global remittances that why do we even

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00:13:13.120 need XRP if we have stable coins and so
00:13:16.560 we don't have to get into all of those
00:13:17.839 but but any thoughts on on some of the
00:13:19.760 critiques out there?
00:13:20.959 Yeah, absolutely. And I'm I'm the first
00:13:22.800 thing I'm going to say is that
00:13:23.600 centralization isn't all that bad. So
00:13:26.240 let's take Bitcoin for instance. Um I'm
00:13:28.720 a big holder of Bitcoin. I love Bitcoin.
00:13:31.600 It's very decentralized. It's a way for
00:13:35.200 no one to be able to control your money.
00:13:37.040 I can transact with you, with anybody
00:13:39.440 else. Um, I can do it fairly quickly
00:13:42.560 within 30 minutes and uh it's extremely
00:13:45.920 secure. But let's say that I forget my
00:13:49.839 private keys. That money is gone
00:13:52.560 forever.
00:13:54.240 So uh there's a lot of benefits to
00:13:56.959 decentralization but then there's also
00:13:59.440 some things that uh you know that that
00:14:01.519 people there's some risk. So when it
00:14:04.639 comes to you know let's say that you're
00:14:07.519 you know a a person you know just like
00:14:09.680 what I was describing before working in
00:14:12.000 another country sending money back to
00:14:13.680 their family we're not talking about
00:14:15.040 millions of dollars or even hundreds of
00:14:16.800 thousands of dollars. We're talking
00:14:18.320 about hundreds of dollars, thousands of
00:14:20.000 dollars that people need secure that
00:14:23.839 they want to send back and if they lose
00:14:25.680 their private keys, then it can be
00:14:28.880 devastating. So, what we found in the
00:14:32.320 world of blockchain and cryptocurrencies
00:14:34.399 is there is a need for highly
00:14:37.279 decentralized platforms. There's also a
00:14:39.680 need for more centralized platforms that
00:14:42.079 that act a little bit more like
00:14:43.760 traditional banks where you can actually
00:14:46.079 call someone and get your password
00:14:47.440 reset. So centralization isn't that bad
00:14:49.600 of a thing. And I think that there's a
00:14:51.519 need for a spectrum of decentralized
00:14:55.600 versus centralized uh control over a
00:14:57.680 network and everything in between
00:14:59.760 depending on what you're doing with that
00:15:01.360 blockchain is is how that's really going
00:15:03.920 to play out. Now, as far as uh stable
00:15:06.480 coins and and and and I agree with you,
00:15:07.839 you know, the stable coin boom has been
00:15:09.920 absolutely fantastic. Um Ripple actually
00:15:12.800 launched its own uh stable coin, RUSD,

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00:15:16.160 uh that does transact on the um XRP
00:15:19.519 ledger and also uh has a partnership
00:15:21.760 with Gemini. So, that is one stable coin
00:15:24.959 that's that's growing a whole lot. And
00:15:26.399 if you think about where stable coins
00:15:27.920 are, you know, they're they're across
00:15:29.279 many different platforms. Tether was
00:15:31.600 originally built on uh the Bitcoin
00:15:33.600 network. uh but primarily transacts on
00:15:36.480 Tron and Ethereum and then many other
00:15:39.360 ones transact across multiple um
00:15:42.240 platforms. But if you're transacting a
00:15:44.959 stable coin on say Ethereum, your gas
00:15:47.600 fees can be pretty high and then you it
00:15:49.920 also can get bottlenecked which we've
00:15:51.600 seen a lot in the past as opposed to
00:15:54.160 RSUS or RUSD
00:15:57.519 on uh the uh XRP ledger is actually
00:16:01.360 quite fast and quite cheap.
00:16:03.920 What about from a pure price
00:16:06.720 perspective? Like how do you think about
00:16:08.240 the longer term upside for XRP? And if
00:16:11.680 you don't mind, I want to do a little
00:16:12.880 bit of math for you here. I was looking
00:16:14.560 before a conversation. So right now the
00:16:17.040 price of XRP is around $2.50
00:16:20.800 and its market cap is about 150 billion.
00:16:24.240 And then if you look at Bitcoin, its
00:16:26.720 market cap is around $2 trillion. And so
00:16:30.720 let's just say hypothetically that XRP
00:16:34.160 soarses to equal Bitcoin's current
00:16:36.240 market cap. That would put XRP at like
00:16:39.199 $35 a token given the existing
00:16:42.560 circulating supply which is like 60
00:16:44.959 billion if my math is correct here. And
00:16:47.199 clearly that'd be fantastic, right? If
00:16:48.720 we go from $250 to to $35. But I see
00:16:52.160 predictions out there, I'm sure you see
00:16:53.839 them as well of XRP going to say $1,000
00:16:57.120 or even$10,000.
00:16:58.880 And so I'm just curious from a pure
00:17:00.639 price perspective, how do you think
00:17:02.079 investors should should think about
00:17:03.680 that?
00:17:04.799 Well, look, um, you know, of course
00:17:07.599 anything's possible, but that's a very
00:17:09.679 high number. Um, so uh especially $35, I
00:17:13.679 think that's even a very high number.
00:17:15.359 But um you know given its current
00:17:19.919 ecosystem, the current platform, uh the
00:17:22.799 current price, you know, I don't think
00:17:24.799 $10 for XRP is unrealistic at all. Uh

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00:17:28.960 that's probably something that's
00:17:30.080 achievable in the next three to four
00:17:31.520 years.
00:17:32.799 Okay. And going back to Litecoin and and
00:17:36.080 HAR, um and the ETFs that you have
00:17:38.799 around those, how do you like to
00:17:40.400 describe the investment case for for
00:17:42.400 each of those tokens?
00:17:44.320 Yeah. Yeah. So, so Litecoin has been
00:17:46.000 something that I've followed for for,
00:17:48.000 you know, a dozen years. It's been
00:17:49.840 around um since 2011. Um, but uh I I
00:17:55.360 really view Litecoin as the silver to to
00:17:57.360 to Bitcoin's gold. I always have. Uh
00:18:00.240 there's also some really interesting
00:18:01.919 features that Litecoin just implemented
00:18:04.000 with Charlie Lee, and that was uh
00:18:06.559 implementing Mimblewimble, which allows
00:18:08.400 you to have a privacy component if you
00:18:10.400 so choose in your wallet. And I think
00:18:13.200 privacy is going to be a a very
00:18:15.039 important issue uh when it comes to um
00:18:18.640 tokens. I don't know if you've seen the
00:18:20.240 runup in Zcash and Monero in the last
00:18:23.280 two months, but uh it's it's really
00:18:25.360 taken off globally and just because here
00:18:28.640 in the US I mean look people say they
00:18:30.559 want privacy at the end of the day most
00:18:32.559 people really don't. Um but um you know
00:18:36.640 globally it's extremely important to
00:18:39.120 have privacy features in money because
00:18:42.480 uh there's a lot of countries that that
00:18:44.240 that exist under dictatorships or
00:18:46.799 monarchs that aren't necessarily fair to
00:18:49.039 its citizens and people have to hide
00:18:52.240 their money from you know those
00:18:54.160 governments. And uh by the way I I do
00:18:56.720 like the option of having a privacy
00:18:58.160 feature. I'm in the camp I'm a
00:18:59.840 libertarian. in the camp that, you know,
00:19:01.520 money should be private and, uh, nobody,
00:19:04.160 you know, nobody has the right to know
00:19:05.600 how much you have. So, uh, so yeah, I'm
00:19:08.880 I'm I'm I'm a I'm a really big fan of
00:19:10.880 the privacy component that that Litecoin
00:19:13.039 has recently put in. It it puts us up in
00:19:15.440 the ranks of, uh, of of Monero and Zcash
00:19:17.679 as far as privacy goes. Um, as far as
00:19:20.000 HAR goes, it's it's a lot like XRP
00:19:22.960 except it's really in a different area
00:19:25.760 that it focuses and it's really really
00:19:27.520 on the enterprise data side of things.

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00:19:29.919 So, for instance, uh I'm in Nashville
00:19:32.240 and uh they just built a giant
00:19:34.480 headquarters for Oracle here. So, I know
00:19:36.960 a lot of people that work at Oracle and
00:19:38.559 they're all big HAR fans because they
00:19:40.640 understand the need for a a a network
00:19:44.000 that holds data and that can be
00:19:46.000 retrieved very quickly uh for enterprise
00:19:48.880 use. Uh so, you'll find a lot of people
00:19:50.799 that are in that enterprise software
00:19:52.640 field uh that that are big followers of
00:19:55.360 HAR. It's not as popular within crypto
00:19:57.919 communities, but it is follow it is
00:20:00.000 followed very heavily uh by developers
00:20:02.240 in other places. It's probably one of
00:20:04.320 the reasons why we had such good
00:20:06.480 response in H bar in the first few days.
00:20:08.559 Um you know we saw 70 million in inflows
00:20:11.760 in the first three days for H bar which
00:20:13.840 is you know puts it in a top 10 of all
00:20:16.559 ETF launches this year uh if not better
00:20:19.039 than that and we continue to see it um
00:20:21.600 even more so now. And with all three of
00:20:24.400 these spot ETFs that you've uh brought
00:20:26.400 to market, all offer in kind creations
00:20:28.559 and redemptions. Correct.
00:20:30.559 They do.
00:20:31.840 And talk more about that and and just
00:20:33.520 the structure of these products overall
00:20:34.960 just at a high level.
00:20:36.480 Yeah. So, uh it's it's great that we can
00:20:39.360 um you know process in kind now. Uh when
00:20:42.000 Bitcoin spot first launched, the SEC
00:20:45.440 stopped in kind from happening and and
00:20:48.159 in creates and redeems is really where
00:20:49.840 the tax benefits come in. So, uh, what's
00:20:52.320 the reason why it's really important in
00:20:54.000 crypto is that there's a lot of people
00:20:56.159 that, um, actually hold tokens on their
00:20:59.520 ledger or or some other place that they
00:21:01.679 necessarily
00:21:03.360 don't want all of their tokens there,
00:21:05.280 right? So, think about Mount Gaus when
00:21:06.880 it went down or think about ledgers that
00:21:09.200 have broken in the past. Uh, people want
00:21:11.600 to probably diversify their their
00:21:13.600 holdings and hold it in an ETF is
00:21:15.200 probably one of the safest ways to do
00:21:16.640 that. um you know uh as opposed to
00:21:19.280 exchanges or or ledgers. And what we've
00:21:22.159 seen as far as inflows coming in about
00:21:25.360 85% of our inflows in har

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00:21:30.559 in kind and we're also seeing a large
00:21:33.120 amount of orders this morning for in
00:21:34.960 kind and XRP as well. Um we one of the
00:21:39.679 things that when when inind orders come
00:21:42.480 in, you don't see it in trade volume.
00:21:45.600 So, uh, trade volume is a little bit
00:21:47.679 tricky. Uh, it doesn't necessarily
00:21:49.760 translate onetoone on AUM or inflows.
00:21:54.080 It's just what's being transacted
00:21:55.919 throughout the day. But when you have
00:21:57.520 people moving their coins from um, a
00:22:00.559 wallet or a ledger into an ETF, that
00:22:04.640 trade volume doesn't occur because it is
00:22:07.200 inind.
00:22:08.559 How are those inind orders facilitated?
00:22:11.200 In other words, what's the profile of of
00:22:13.919 somebody who can do this? because I
00:22:15.679 always think about, you know, market
00:22:17.200 makers and working with authorized
00:22:18.720 participants, right? And interfacing
00:22:20.320 with a fund. So, some people may hear
00:22:22.400 that and go, "Okay, I have $10,000 in
00:22:25.679 HAR. Uh, how do I inkind that to get
00:22:28.320 shares of the ETF?" Can you talk a
00:22:30.000 little bit about that?
00:22:31.600 Yeah, absolutely. So, usually when you
00:22:33.679 see in in creates, it comes from one of
00:22:36.480 two sources. One of them is directly
00:22:38.960 from the lead market maker or the APS
00:22:42.320 when they're experiencing a lot of uh
00:22:44.320 volume and the inflows or or the or the
00:22:48.320 or the buys are bigger than the ask,
00:22:50.320 then they might actually create shares
00:22:53.120 to offset that, right? And then if it's
00:22:55.600 the opposite, if there's more ask uh
00:22:58.080 than or sells than buys, then uh they
00:23:02.159 will uh redeem shares. So that's
00:23:05.600 something that the market makers and the
00:23:06.720 APs do all day. Now if you actually have
00:23:10.880 orders that you want to create and you
00:23:12.240 want to move your coin in in kind, you
00:23:14.799 typically have to be an institution or a
00:23:17.280 very large family office uh in order to
00:23:19.679 have that facilitated for you. And uh
00:23:21.679 they typically reach out directly to uh
00:23:24.400 either a broker dealer which which might
00:23:26.880 also double as a uh AP as well.
00:23:29.840 Okay. So we don't we don't want a bunch
00:23:31.280 of uh smaller investors calling you.
00:23:34.720 trying to figure out how to get
00:23:35.679 it cannot happen. I mean, we're talking
00:23:37.200 Yeah, we're talking millions of dollars

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00:23:38.720 and in coin when that happens.
00:23:41.360 Stephen, I know you have a a busy day,
00:23:43.679 so um I I'll wrap up our conversation
00:23:46.960 with this. Um you have filings for a
00:23:49.760 number of other 33 act spot crypto ETFs
00:23:52.400 out there as well. So I I I may be
00:23:54.720 mistaken, but I believe Salana, Sooie,
00:23:57.679 Injective,
00:23:59.280 Pangu, Tron. I feel like I saw one
00:24:02.240 yesterday for a MOG ETF. And I know
00:24:04.880 there's only so much you can talk about
00:24:06.080 with with live filings, but how are you
00:24:08.720 thinking about Canary's crypto ETF
00:24:10.960 strategy overall moving forward?
00:24:13.440 Yeah, absolutely. So, a lot of the other
00:24:15.200 filings we have are staked. uh the first
00:24:17.760 three that we've launched were not
00:24:19.279 staked and that's really where we were
00:24:20.880 waiting for further guidance from either
00:24:22.880 the SEC or the IRS. We actually did get
00:24:26.640 that guidance this week from uh Vessant
00:24:29.840 in a you know very clear guidance on how
00:24:33.520 staking works in a 33act ETF. And now
00:24:36.960 that we have that guidance, we are
00:24:39.120 pretty comfortable moving forward with u
00:24:42.240 you know attempting to launch some of
00:24:44.320 our future staked ETFs which which
00:24:47.039 that's that's most of the um that's most
00:24:49.360 of the field there. And then of course
00:24:51.600 uh some of the ones that are NFT related
00:24:54.320 uh you know that takes that's that's a
00:24:56.080 little bit more work to do uh of going
00:24:58.640 back and forth and and really nailing
00:25:00.559 down how an how an NFT is going to fall
00:25:03.279 into an an ETF. It's not going to be too
00:25:05.520 much different than art, but we're very
00:25:07.520 excited about that prospect and getting
00:25:09.120 that one structured.
00:25:10.400 Yeah, I believe the the Pangu filing
00:25:12.080 that was the first one that would
00:25:13.279 include NFTTS if I'm not mistaken. But,
00:25:16.240 uh, Stephen, I always enjoy connecting.
00:25:18.559 Again, congratulations on the launch of
00:25:20.240 XRPC. Best of luck on that and on all of
00:25:23.200 the Canary crypto ETFs moving forward.
00:25:25.679 Thank you for joining me.
00:25:26.960 Hey, thanks Nate.
00:25:29.039 That was Stephen McClur, founder and CEO
00:25:31.600 of Canary Capital. Hope you enjoyed this
00:25:34.400 episode of CryptoPrime. As always, you
00:25:36.559 can stay up toate on all of my latest
00:25:38.000 guests by visiting cryptoimeodcast.com.

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00:25:41.360 See you again next week.
00:25:44.240 Crypto Prime is hosted by Nate Jerase,
00:25:46.559 president of OTR Media LLC. Nate is also
00:25:49.039 president of investment advisory firm
00:25:50.640 Novadas Wealth Management. While otr
00:25:52.720 media and Novadas are related by common
00:25:54.640 ownership, they are separate and
00:25:55.840 distinct entities and anything discussed
00:25:57.600 on this program should not be construed
00:25:59.039 as an official statement by Novadas.
00:26:00.880 Some guests appearing on this program
00:26:02.240 may also be financial sponsors of Crypto
00:26:04.240 Prime. This program is forformational
00:26:06.000 purposes only and does not constitute
00:26:07.760 investment advice. Investing in crypto
00:26:09.679 assets involves substantial risk,
00:26:11.200 including the possible loss of
00:26:12.400 principle. Any past performance figures
00:26:14.240 discussed are not necessarily indicative
00:26:15.919 of future results. Visit
00:26:17.200 cryptorimepodcast.com
00:26:18.799 for more information.
00:26:20.860 [Music]